Exhibit 5.1
October 31, 1997

The Panda Project, Inc.
901 Yamato Road
Boca Raton, FL  33431

RE:  The Panda Project, Inc. (the "Company") - Registration
     Statement on Form S-3

Gentlemen:

You have requested our opinion in connection with the above-referenced Registration Statement (the "Registration Statement"), under which certain shareholders and warrantholders (collectively, the "Selling Shareholders") intend to offer and sell in a public offering, from time to time, an aggregate of 107,020 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"), consisting of : (i) 36,924 shares of Common Stock issued and outstanding in the name of certain Selling Shareholders (the "Selling Shareholder Shares"); and (ii) an aggregate of 70,096 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants held by certain Selling Shareholders (the "Warrants").

We have reviewed copies of the Articles of Incorporation and Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, we render the following opinions:

The Selling Shareholder Shares are duly authorized, validly issued, fully paid and nonassessable.

The Warrant Shares are duly authorized, and when issued in accordance with the terms of the Warrants, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,




                                Holland & Knight LLP

                                By:  /s/  Teresita H. Garcia
                                     ------------------------
                                     Teresita H. Garcia